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                                                                     EXHIBIT (p)

                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054

                                                               September 8, 2005

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

      With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                         Very truly yours,

                                         EATON VANCE MANAGEMENT

                                         By: /s/ William M. Steul
                                             ----------------------------
                                             William M. Steul
                                             Treasurer and Vice President